Exhibit 10.4

LOAN AGREEMENT

U.S. $2,000,000.00	Loan Date: May 1, 2015

WHEREAS, Zhumei Ma (the “Lender”) has agreed to lend (the “Loan”) from time to time as requested by the Company up to an aggregate sum of no more than two million dollars (US$2,000,000.00) (such outstanding amount at any time, the “Principal Balance”) to Sole Elite Group Limited, a company incorporated under the laws of the Cayman Islands (the “Company” and, together with the Lender, the “Parties”);

WHEREAS, as of the date hereof, the Lender has previously loaned the Company US$428,818.00, which amount the Parties wish to be deemed a portion of this Loan;

WHEREAS, the Parties have agreed to memorialize the terms of the Loan pursuant to this loan agreement (this “Agreement”);

NOW, THEREFORE, BE IT RESOLVED, that for value received, the Company hereby promises to pay to the order of the Lender, at the principal office of the Lender set forth herein, or at such other place as the Lender may designate in writing to the Company, the Principal Balance, commencing on the date hereof, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Agreement;

RESOLVED FURTHER, that the Parties agree that the Loan shall be made according to the following terms:

1.           Note Funding. The Lender shall fund such amounts as requested by the Company from time to time, in an amount of no greater than $2,000,000 and the date of each funding shall be referred to as a “Loan Date”. The Parties agree that as of the date hereof there is an outstanding Principal Balance of US$428,818.00.

2.           Principal; No Interest.

(a)        The Loan shall be made on an interest free basis.

(b)        The Company shall repay in full the entire Principal Balance then outstanding under this Agreement upon the first to occur of: (i) the date that is one year from the date hereof, or (ii) the date of the Company’s closing of its initial public offering of securities in the United States (the "Maturity Date”).

3.           Prepayment. At the Company’s sole option, the Company may prepay all or a portion of the Principal Balance then outstanding prior to the Maturity Date without penalty or premium (such date of prepayment, the “Prepayment Date”). The Company shall give Lender not less than two (2) business days’ notice before the Prepayment Date of the Company’s intention to prepay the Loan.

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4.            Amendments. This Agreement may not be modified or amended in any manner except in writing executed by the Company and the Lender.

5.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

6.            Failure or Delay Not Waiver. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

7.            Binding Effect. The obligations of the Company and the Lender set forth herein shall be binding upon the successors and permitted assigns of each such party.

8.            Third Party Rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Law, 2014, as amended, modified, re-enacted or replaced, (the "Third Party Rights Law") to enforce directly any term of this Agreement. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement is not required for any variation of, amendment to, or release, rescission, or termination of, this Agreement.

IN WITNESS WHEREOF, the Company has executed and delivered this Agreement as of the date first written above.

Sole Elite Group Limited

By:	/s/ Ding Sixing
Name: Ding Sixing
Title: Chairman

ACCEPTED AND AGREED:

Zhumei Ma

By:	/s/ Zhumei Ma

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